EX-99.B-77D

SUB-ITEM 77D(a): The type of securities (e.g. bonds, preferred stocks, common stocks) in which it may invest, indicating the proportion of the assets which may be invested in each type of security.

Ivy Funds Variable Insurance Portfolios

Supplement dated November 9, 2011 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 29, 2011

and as supplemented June 8, 2011, August 8, 2011, August 18, 2011 and August 31, 2011

The following replaces the first paragraph and the chart under the heading “Principal Investment Strategies” for Ivy Funds VIP Pathfinder Aggressive on pages 73 and 74 of the Ivy Funds Variable Insurance Portfolios prospectus:

To achieve its objective, Ivy Funds VIP Pathfinder Aggressive allocates its assets among the asset classes below so that approximately 50-60% of the value of the Portfolio’s assets is in the U.S. stocks class, approximately 25-35% of the Portfolio’s assets is in the international stocks class, approximately 0-25% of the Portfolio’s assets is in the bonds class, and approximately 0-25% of the Portfolio’s assets is in the short-term investments class. Ivy Funds VIP Pathfinder Aggressive implements this allocation by investing primarily in the Underlying Funds shown below. The Portfolio’s currently anticipated allocation ranges for each asset class, as well as the Portfolio’s target allocation of investments among some or all of the Underlying Funds, are summarized in the table below. Shorter-term allocations may vary from the target allocation.

Asset Class	Target Allocations
U.S. Stocks		50-60%
Ivy Funds VIP Dividend Opportunities	0-25%
Ivy Funds VIP Growth	10-20%
Ivy Funds VIP Mid Cap Growth	0-10%
Ivy Funds VIP Small Cap Growth	0-10%
Ivy Funds VIP Small Cap Value	0-10%
Ivy Funds VIP Value	0-10%
International Stocks		25-35%
Ivy Funds VIP International Core Equity	10-20%
Ivy Funds VIP International Growth	10-20%
Bonds		0-25%
Ivy Funds VIP Bond	0-25%
Ivy Funds VIP High Income	0-10%
Ivy Funds VIP Limited-Term Bond	0-15%
Short-Term Investments		0-25%
Ivy Funds VIP Money Market	0-25%
Total Allocation		100%

The following replaces the first paragraph and the chart under the heading “Principal Investment Strategies” for Ivy Funds VIP Pathfinder Moderately Aggressive on pages 78 and 79 of the Ivy Funds Variable Insurance Portfolios prospectus:

To achieve its objectives, Ivy Funds VIP Pathfinder Moderately Aggressive allocates its assets among the asset classes below so that approximately 45-55% of the value of the Portfolio’s assets is in the U.S. stocks class, approximately 20-30% of the Portfolio’s assets is in the international stocks class, 0-30% is in the bonds class and 5-35% is in the short-term investments class to reduce volatility. Ivy Funds VIP Pathfinder Moderately Aggressive implements this allocation by investing primarily in the Underlying Funds shown below. The Portfolio’s currently anticipated allocation ranges for each asset class, as well as the Portfolio’s target allocation of investments among some or all of the Underlying Funds, are summarized in the table below. Shorter-term allocations may vary from the target allocation.

Asset Class	Target Allocations
U.S. Stocks		45-55%
Ivy Funds VIP Dividend Opportunities	15-25%
Ivy Funds VIP Growth	10-20%
Ivy Funds VIP Mid Cap Growth	0-10%
Ivy Funds VIP Small Cap Growth	0-10%
Ivy Funds VIP Small Cap Value	0-10%
Ivy Funds VIP Value	0-10%
International Stocks		20-30%
Ivy Funds VIP International Core Equity	10-20%
Ivy Funds VIP International Growth	10-20%
Bonds		0-30%
Ivy Funds VIP Bond	0-30%
Ivy Funds VIP High Income	0-10%
Ivy Funds VIP Limited-Term Bond	0-15%
Short-Term Investments		5-35%
Ivy Funds VIP Money Market	5-35%
Total Allocation		100%

1

 The following replaces the first paragraph and the chart under the heading “Principal Investment Strategies” for Ivy Funds VIP Pathfinder Moderate on pages 83 and 84 of the Ivy Funds Variable Insurance Portfolios prospectus:

To achieve its objective, Ivy Funds VIP Pathfinder Moderate allocates its assets among the asset classes below so that approximately 40-50% of the value of the Portfolio’s assets is in the U.S. stocks class; 15-25% of its assets is in the international stocks class; 0-35% of the value of its assets is in the bonds class and 10-45% of the value of its assets is in the short-term investments class to add income and reduce volatility. Ivy Funds VIP Pathfinder Moderate implements this allocation by investing primarily in the Underlying Funds shown below. Ivy Funds VIP Pathfinder Moderate’s currently anticipated allocation ranges for each asset class, as well as the Portfolio’s target allocation of investments among some or all of the Underlying Funds, are summarized in the table below. Shorter-term allocations may vary from the target allocation.

Asset Class	Target Allocations
U.S. Stocks		40-50%
Ivy Funds VIP Dividend Opportunities	15-25%
Ivy Funds VIP Growth	10-20%
Ivy Funds VIP Mid Cap Growth	0-10%
Ivy Funds VIP Small Cap Growth	0-10%
Ivy Funds VIP Small Cap Value	0-10%
Ivy Funds VIP Value	0-10%
International Stocks		15-25%
Ivy Funds VIP International Core Equity	5-15%
Ivy Funds VIP International Growth	5-15%
Bonds		0-35%
Ivy Funds VIP Bond	0-35%
Ivy Funds VIP High Income	0-10%
Ivy Funds VIP Limited-Term Bond	0-15%
Short-Term Investments		10-45%
Ivy Funds VIP Money Market	10-45%
Total Allocation		100%

The following replaces the first paragraph and the chart under the heading “Principal Investment Strategies” for Ivy Funds VIP Pathfinder Moderately Conservative on page 87 and 88 of the Ivy Funds Variable Insurance Portfolios prospectus:

Ivy Funds VIP Pathfinder Moderately Conservative allocates its assets among the asset classes below so that approximately 0-40% of the value of the Portfolio’s assets is in the bonds class; 35-45% is in the U.S. stocks class; 15-55% is in the short-term investments class, and 10-20% is in the international stocks class. The Portfolio’s allocation is principally weighted towards bond investments and short-term investments while including stock investments for long-term growth. Ivy Funds VIP Pathfinder Moderately Conservative implements this allocation by investing primarily in the Underlying Funds shown below. Ivy Funds VIP Pathfinder Moderately Conservative’s currently anticipated allocation ranges for each asset class, as well as the Portfolio’s target allocation of investments among some or all of the Underlying Funds, are summarized in the table below. Shorter-term allocations may vary from the target allocation.

Asset Class	Target Allocations
U.S. Stocks		35-45%
Ivy Funds VIP Dividend Opportunities	10-20%
Ivy Funds VIP Growth	5-15%
Ivy Funds VIP Mid Cap Growth	0-10%
Ivy Funds VIP Small Cap Growth	0-10%
Ivy Funds VIP Small Cap Value	0-10%
Ivy Funds VIP Value	0-10%
International Stocks		10-20%
Ivy Funds VIP International Core Equity	5-15%
Ivy Funds VIP International Growth	5-15%
Bonds		0-40%
Ivy Funds VIP Bond	0-40%
Ivy Funds VIP High Income	0-5%
Ivy Funds VIP Limited-Term Bond	0-10%
Short-Term Investments		15-55%
Ivy Funds VIP Money Market	15-55%
Total Allocation		100%

2

The following replaces the first paragraph and the chart under the heading “Principal Investment Strategies” for Ivy Funds VIP Pathfinder Conservative on pages 91 and 92 of the Ivy Funds Variable Insurance Portfolios prospectus:

Ivy Funds VIP Pathfinder Conservative allocates its assets among the asset classes below so that approximately 20-65% of the value of the Portfolio’s assets is in the short-term investments class; 0-45% is in the bonds class; 30-40% of the value of the Portfolio’s assets is in the U.S. stocks class (with stocks of various capitalization levels, but primarily large cap stocks); and 5-15% is in the international stocks class. The Portfolio’s allocation primarily focuses on bonds and short-term investments while including stock investments for long-term growth. Ivy Funds VIP Pathfinder Conservative implements this allocation by investing primarily in the Underlying Funds shown below. Ivy Funds VIP Pathfinder Conservative’s currently anticipated allocation ranges for each asset class, as well as the Portfolio’s target allocation of investments among some or all of the Underlying Funds, are summarized in the table below. Shorter-term allocations may vary from the target allocation.

Asset Class	Target Allocations
U.S. Stocks		30-40%
Ivy Funds VIP Dividend Opportunities	10-20%
Ivy Funds VIP Growth	5-15%
Ivy Funds VIP Mid Cap Growth	0-10%
Ivy Funds VIP Small Cap Growth	0-10%
Ivy Funds VIP Small Cap Value	0-10%
Ivy Funds VIP Value	0-10%
International Stocks		5-15%
Ivy Funds VIP International Core Equity	0-10%
Ivy Funds VIP International Growth	0-10%
Bonds		0-45%
Ivy Funds VIP Bond	0-45%
Ivy Funds VIP High Income	0-5%
Ivy Funds VIP Limited-Term Bond	0-10%
Short-Term Investments		20-65%
Ivy Funds VIP Money Market	20-65%
Total Allocation		100%

The following replaces the chart under the heading “More About the Portfolios – Ivy Funds VIP Pathfinder Portfolios – Target Allocations for Each Asset Class and Underlying Fund by Portfolio” on page 114 of the Ivy Funds Variable Insurance Portfolios prospectus:

TARGET ALLOCATIONS FOR EACH ASSET CLASS AND UNDERLYING FUND BY PORTFOLIO

	Ivy Funds VIP Pathfinder Aggressive	Ivy Funds VIP Pathfinder Moderately Aggressive	Ivy Funds VIP Pathfinder Moderate	Ivy Funds VIP Pathfinder Moderately Conservative	Ivy Funds VIP Pathfinder Conservative
U.S. STOCKS:	50-60%	45-55%	40-50%	35-45%	30-40%
Ivy Funds VIP Dividend Opportunities	0-25%	15-25%	15-25%	10-20%	10-20%
Ivy Funds VIP Growth	10-20%	10-20%	10-20%	5-15%	5-15%
Ivy Funds VIP Mid Cap Growth	0-10%	0-10%	0-10%	0-10%	0-10%
Ivy Funds VIP Small Cap Growth	0-10%	0-10%	0-10%	0-10%	0-10%
Ivy Funds VIP Small Cap Value	0-10%	0-10%	0-10%	0-10%	0-10%
Ivy Funds VIP Value	0-10%	0-10%	0-10%	0-10%	0-10%
INTERNATIONAL STOCKS:	25-35%	20-30%	15-25%	10-20%	5-15%
Ivy Funds VIP International Core Equity	10-20%	10-20%	5-15%	5-15%	0-10%
Ivy Funds VIP International Growth	10-20%	10-20%	5-15%	5-15%	0-10%
BONDS:	0-25%	0-30%	0-35%	0-40%	0-45%
Ivy Funds VIP Bond	0-25%	0-30%	0-35%	0-40%	0-45%
Ivy Funds VIP High Income	0-10%	0-10%	0-10%	0-5%	0-5%
Ivy Funds VIP Limited-Term Bond	0-15%	0-15%	0-15%	0-10%	0-10%
SHORT-TERM INVESTMENTS:	0-25%	5-35%	10-45%	15-55%	20-65%
Ivy Funds VIP Money Market	0-25%	5-35%	10-45%	15-55%	20-65%

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 Ivy Funds Variable Insurance Portfolios

Supplement dated November 16, 2011 to the

Ivy Funds Variable Insurance Portfolios Prospectus

dated April 29, 2011

and as supplemented June 8, 2011, August 8, 2011, August 18, 2011, August 31, 2011 and November 9, 2011

The following replaces the first and second sentences of the second paragraph in the “Principal Investment Strategies” section for Ivy Funds VIP Global Bond of the Ivy Funds Variable Insurance Portfolios prospectus:

Although the Portfolio invests, primarily, in investment grade securities, it may invest up to 100% of its total assets in non-investment grade bonds, commonly called junk bonds, (primarily of foreign issuers), that include bonds rated BB+ or below by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (S&P), or comparably rated by another nationally recognized statistical rating organization (NRSRO) or, if unrated, determined by Waddell & Reed Investment Management Company (WRIMCO), the Portfolio’s investment manager, to be of comparable quality. The Portfolio will only invest in non-investment grade bonds if WRIMCO deems the risks to be consistent with the Portfolio’s objectives.

The following replaces the third sentence of the third paragraph in the “More about the Portfolios – Additional Information about Principal Investment Strategies, Other Investments and Risks” section for Ivy Funds VIP Global Bond of the Ivy Funds Variable Insurance Portfolios prospectus:

The Portfolio, however, may invest up to 100% of its total assets in non-investment grade bonds, primarily of foreign issuers, or unrated securities determined by WRIMCO to be of comparable quality.

The following replaces the first sentence of the third paragraph in the “More about the Portfolios – Additional Information about Principal Investment Strategies, Other Investments and Risks” section for Ivy Funds VIP Limited-Term Bond of the Ivy Funds Variable Insurance Portfolios prospectus:

The Portfolio may invest up to 20% of its total assets in non-investment grade debt securities.

The following replaces the third sentence of the third paragraph in the “More about the Portfolios – Additional Information about Principal Investment Strategies, Other Investments and Risks” section for Ivy Funds VIP Balanced of the Ivy Funds Variable Insurance Portfolios prospectus:

The Portfolio may invest up to 20% of its total assets in non-investment grade debt securities, which may include secured bank loans or floating rate notes.

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IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Supplement dated November 16, 2011 to the

Ivy Funds Variable Insurance Portfolios Statement of Additional Information

dated April 29, 2011

and as supplemented June 8, 2011 and September 9, 2011

The following bullet point is removed from the section entitled “The Portfolios, Their Investments, Related Risks and Restrictions – Investment Restrictions – Non-Fundamental Investment Restrictions – 1. “Name Rule” investments:” regarding Ivy Funds VIP High Income on page 37 of the Ivy Funds Variable Insurance Portfolios statement of additional information:

•         Ivy Funds VIP High Income’s net assets will be invested in non-investment grade debt.

The following replaces the information in the section entitled “The Portfolios, Their Investments, Related Risks and Restrictions – Investment Restrictions – Non-Fundamental Investment Restrictions – 4. Investment in debt securities:” on page 37 of the Ivy Funds Variable Insurance Portfolios statement of additional information:

Each of Ivy Funds VIP Dividend Opportunities, Ivy Funds VIP Energy, Ivy Funds VIP Growth, Ivy Funds VIP Core Equity, Ivy Funds VIP International Core Equity, Ivy Funds VIP International Growth, Ivy Funds VIP Micro Cap Growth, Ivy Funds VIP Real Estate Securities, Ivy Funds VIP Small Cap Growth, Ivy Funds VIP Small Cap Value and Ivy Funds VIP Value does not currently intend to invest more than 10% of its total assets in non-investment grade debt securities.

Ivy Funds VIP Asset Strategy may not invest more than 35% of its total assets in non-investment grade debt securities.

Ivy Funds VIP Balanced may not invest more than 20% of its total assets in non-investment grade debt securities, which may include floating rate notes or secured bank loans.

Each of Ivy Funds VIP Bond, Ivy Funds VIP Limited-Term Bond and Ivy Funds VIP Science and Technology may not invest more than 20% of its total assets in non-investment grade debt securities.

Ivy Funds VIP Global Bond may invest up to 100% of its total assets in non-investment grade debt securities.

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